UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2014

SRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	333-83780	54-1013306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(b) Executive Vice President and Chief Financial Officer

SRA International, Inc. (the “Company”) announced on May 23, 2014 that its Executive Vice and Chief Financial Officer, Richard J. Nadeau has resigned to pursue opportunities with publicly traded companies.  His resignation is not the result of any disagreement with the Company, its management or its operations, policies or practices.

(c) Principal Financial Officer and Principal Accounting Officer

Effective immediately, Mr. David F. Keffer, age 36, has been appointed the acting Chief Financial Officer (Principal Financial Officer) role pending appointment of a permanent successor. Mr. Keffer joined the company in 2003 and is a Vice President and currently serves as Corporate Controller. Mr. Keffer holds a B.B.A. in Finance from Georgetown University and a Masters in Business Administration from the University of Virginia. Mr. Keffer will continue serving as Corporate Controller.

Ms. Theresa D. Golinvaux , age 39, who currently serves as Assistant Corporate Controller and Vice President - Financial Reporting is a Certified Public Accountant has been appointed the acting Principal Accounting Officer. Ms. Golinvaux, has a B.B.A. in Accounting from James Madison University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: May 23, 2014	By:	/S/ WILLIAM L. BALLHAUS
William L. Ballhaus President & Chief Executive Officer